UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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GANNETT CO., INC.
(Name of Registrant as Specified in Its Charter)

MNG ENTERPRISES, INC. MNG INVESTMENT HOLDINGS LLC STRATEGIC INVESTMENT OPPORTUNITIES LLC ALDEN GLOBAL CAPITAL LLC TIMOTHY BARTON HEATH FREEMAN R. JOSEPH FUCHS GUY GILMORE DANA NEEDLEMAN STEVEN ROSSI
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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MNG Enterprises, Inc., together with the other participants in the solicitation (collectively, “MNG”), have filed a preliminary proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of their slate of director nominees at the 2019 annual meeting of stockholders of Gannett Co., Inc., a Delaware corporation.

On March 21, 2019, the following materials were posted by MNG to www.savegannett.com:

SAVE GANNETT

Home | Nominees | Questions for Gannett | Shareholder Materials | About MNG

We believe Gannett shareholders deserve better

In stark contrast to Gannett's declining EBITDA margins as shown below, MNG has increased Adjusted EBITDA margins for each of the last 4 years, and has a consolidated EBITDA margin near the top of the industry. Our nominees have years of operational and transactional experience, including years of experience in the newspaper industry, to be able to maximize value for shareholders

Gannett Adjusted EBITDA margin
13.4%
11.8%
11.4%
11.0%
FY2015
FY2016
FY2017
FY2018
Source: Company fillings

MediaNews Adjusted EBITDA margin
11.6%
13.9%
14.4%
16.2%
FY2015
FY2016
FY2017
FY2018
Source: Proprietary data; Note: MediaNews data for FY2018 is actual for the fiscal year ended on June 30, 2018

Shareholder Nominees

Timothy A. Barton

Founder, Freightquote.com, Inc.

VIEW BIO

Heath Freeman

President, Alden Global Capital LLC

VIEW BIO

R. Joseph Fuchs

President, Rockfleet Broadcasting, Inc.

VIEW BIO

Guy Gilmore

Chief Operating Officer, MediaNews Group

VIEW BIO

Dana Goldsmith Needleman

Principal, The Cogent Group

VIEW BIO

Steven B. Rossi

Former President/COO MediaNews Group

VIEW BIO

© MNG Enterprises Inc. | Disclaimer

Contact

Reevemark
Paul Caminiti / Hugh Burns / Renée Soto
+1 212.433.4600
MNGInquiries@reevemark.com

SAVE GANNETT

Home Nominees Questions for Gannett Shareholder Materials About MNG

R. Joseph Fuchs

Mr. Fuchs has served as the Executive Chairman of MNG Enterprises, owner of one of the largest newspaper businesses in the United States, since September 2015 and as a director since 2012. He also currently serves as the President of Rockfleet Broadcasting, Inc., a broadcasting company based in Palm Beach, Florida with three stations in its family, since 1998.

Prior to that Mr. Fuchs served as the President of Rockfleet Media, a publisher of weekly newspapers in New Jersey, from 1993 until 1999. Mr. Fuchs also had an equity interest in a Fox Television station in Colorado, from 1984 until 2003.

Earlier in his career Mr. Fuchs held various senior level positions at Kidder, Peabody & Co., a securities firm, including having served as the Managing Director for the International Equity Marketing Group, member of the Management Committee and Director of Equity Research, from 1964 to 1995, as well as serving on the board of directors. During his time at Kidder, Peabody & Co. Mr. Fuchs was also a top ranked media analyst with many years working on GCI.

Mr. Fuchs received his B.S. in Economics from the Wharton School at University of Pennsylvania and his M.B.A from Columbia University.

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© MNG Enterprises Inc. | Disclaimer

Contact

Reevemark
Paul Caminiti / Hugh Burns / Renée Soto
+1 212.433.4600
MNGInquiries@reevemark.com

SAVE GANNETT

Home Nominees Questions for Gannett Shareholder Materials About MNG

Timothy A. Barton

In 1998, Tim founded Freightquote, an online transportation broker of freight services, and served as its Chairman and CEO until its sale to C.H. Robinson Worldwide Inc., a provider of multimodal transportation services and third-party logistics, in 2015. Prior to founding Freightquote, Tim was the Co-Founder and President of UWI Association Programs, a telecommunications company, which grew into Network Long Distance before being acquired by IXC Communications/Broadwing Corporation in 1998. Tim has served on the Board of Directors of Fred's, Inc., an operator of discount value stores, since April 2017.

Mr. Barton earned his B.A. in Business from the University of Kansas and an M.S. in Finance from Louisiana State University.

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© MNG Enterprises Inc. | Disclaimer

Contact

Reevemark
Paul Caminiti / Hugh Burns / Renée Soto
+1 212.433.4600
MNGInquiries@reevemark.com

Important Information

MNG Enterprises, Inc., together with the other participants in the solicitation (collectively, “MNG”), have filed a preliminary proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of their slate of highly-qualified director nominees at the 2019 annual meeting of stockholders of Gannett Co., Inc., a Delaware corporation (the “Company”). Information concerning the identity of the participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, is available at http://savegannett.com/disclaimer. MNG STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, Okapi Partners LLC, at its toll-free number (888) 785-6668 or via email at info@okapipartners.com.